As filed with the Securities and Exchange Commission on September 21, 2009	Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MULTICELL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	68 Cumberland Street, Suite 301 Woonsocket, RI 02895 (401) 762-0045	52-1412493
(State of incorporation )	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

2004 Equity Incentive Plan
(Full title of the plan)

W. Gerald Newmin Chairman and Chief Executive Officer MultiCell Technologies, Inc. 68 Cumberland Street, Suite 301 Woonsocket, RI 02895
(Name, address, and telephone number of agent for service)

Copy to:
Martin J. Waters, Esq. Wilson Sonsini Goodrich and Rosati 12235 El Camino Real, Suite 200 San Diego, CA 92130 (858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock ($0.01 par value) issuable pursuant to MultiCell Technologies, Inc.’s 2004 Equity Incentive Plan, as amended	25,000,000 shares	$0.022	$550,000	$30.69

(1)
This registration statement shall also cover any additional shares of MultiCell Technologies, Inc. common stock that become issuable under the 2004 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the average of the high and low bid and asked prices of the Registrant’s common stock as reported on the OTC Bulletin Board on September 16, 2009 of $0.022 per share, which is within five (5) business days prior to the date of this Registration Statement.

REGISTRATION STATEMENT ON FORM S-8

Registration of Additional Securities

The contents of the Registrant’s registration statement on Form S-8 as filed with the Securities and Exchange Commission on August 15, 2005 (File No. 333-127553) are incorporated herein by reference.  Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such prior Form S-8.

In accordance with General Instruction E to Form S-8, the Registrant is registering 25,000,0000 shares of its common stock pursuant to this registration statement, all of which are reserved for issuance under the 2004 Equity Incentive Plan, as amended. Under the prior Form S-8, the Registrant registered a total of 7,000,000 shares of its common stock that had been or were eligible to be issued under the 2004 Equity Incentive Plan, as amended.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	MultiCell Technologies, Inc.’s 2004 Equity Incentive Plan, as amended.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of the securities being registered.
23.1	Consent of Hansen Barnett and Maxwell, P.C.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Punta Gorda, State of Flordia, on September 21, 2009.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin
W. Gerald Newmin
Chief Executive Officer, President and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Gerald Newmin as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ W. Gerald Newmin	Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of Directors (Principal Executive Officer and Principal Financial Officer)	September 4, 2009
W. Gerald Newmin

/s/ Tony Altig	Director	September 8, 2009
Tony Altig

/s/ Stephen Chang	Director	September 4, 2009
Stephen Chang

/s/ Thomas A. Page	Director	September 4, 2009
Thomas A. Page

/s/ Edward Sigmond	Director	September 4, 2009
Edward Sigmond